                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12


                                 Oneida Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                                  [ONEIDA LOGO]

                          ONEIDA LTD., ONEIDA, NY 13421

PETER J. KALLET                                             TERRY G. WESTBROOK
   Chairman of the Board                                      President and
                                                         Chief Executive Officer


                                                                  April 29, 2005


TO OUR STOCKHOLDERS:

     You are cordially invited to attend ONEIDA LTD.'S 124th Annual Meeting on May 25, 2005.

     Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

     We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.


Sincerely,


/s/ PETER J. KALLET                      /s/ TERRY G. WESTBROOK
--------------------------------------   ---------------------------------------

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
Notice of 2005 Annual Meeting of Stockholders
Proxy Statement ................................................................     1
   General Information .........................................................     1
         Proxy Solicitation ....................................................     1
         Who May Vote ..........................................................     1
         Voting by Proxy .......................................................     1
         Voting Shares Held in "Street Name" ...................................     1
         Voting in Person ......................................................     1
         Signatures on Proxy ...................................................     1
         Revocation of Proxy ...................................................     1
         Effect of Proxy Voted in Blank ........................................     2
         Quorum ................................................................     2
         Required Votes ........................................................     2
         Board of Directors' Voting Recommendations ............................     3
         Other Proposed Actions ................................................     3
         Stockholder Proposals for Inclusion in 2006 Proxy Statement ...........     3
         Stockholder Proposals for Presentation at 2006 Annual Meeting .........     3
         Stockholder Attendance at Annual Meeting ..............................     3
   Election of Directors (Proxy Item 1) ........................................     4
         Board of Directors ....................................................     4
         Nominees for Director .................................................     4
         Recommendation of the Board of Directors ..............................     6
   Corporate Governance ........................................................     7
         Director Independence .................................................     7
         Meetings of the Board of Directors ....................................     7
         Committees of the Board of Directors ..................................     7
         Meetings of Independent Directors .....................................     8
         Attendance at Annual Meeting ..........................................     8
         Directors' Compensation ...............................................     9
         Communications with the Board of Directors ............................     9
         Availability of Corporate Governance Documents ........................    10
         Compensation Committee Interlocks and Insider Participation ...........    10
         Certain Relationships and Related Transactions ........................    10
   Security Ownership of Certain Beneficial Owners .............................    10
   Security Ownership of Management ............................................    12
         'SS' 16(a) Beneficial Ownership Reporting .............................    12
         Change in Control During Last Fiscal Year .............................    13
   Executive Compensation ......................................................    13
         Summary Compensation Table ............................................    13
         Stock Options .........................................................    14
         Pension Plan Table ....................................................    15
         Agreements with Named Executives ......................................    17
   Report of the Management Development and Executive Compensation Committee ...    18
   Report of the Audit Committee ...............................................    20
   Independent Auditors ........................................................    21

   Amendment to Certificate of Incorporation to Reduce Minimum Required Size of
      Board of Directors (Proxy Item 2) ........................................    22
         Vote Required .........................................................    22
         Recommendation of the Board of Directors ..............................    22
   Amendment to Certificate of Incorporation to Increase Number of Authorized
      Shares of Common Stock (Proxy Item 3) ....................................    22
         Vote Required .........................................................    23
         Recommendation of the Board of Directors ..............................    23
   Amendment to Certificate of Incorporation to Increase Number of Authorized
      Shares of Series Preferred Stock (Proxy Item 4) ..........................    23
         Vote Required .........................................................    23
         Recommendation of the Board of Directors ..............................    23
   Stock Performance Graph .....................................................    24
   Other Matters ...............................................................    25
         Incorporation by Reference ............................................    25
         Annual Report .........................................................    25
   Exhibit A: Proposed Amendment to the Certificate of Incorporation of Oneida
      Ltd. to Reduce Minimum Required Size of Board of Directors ...............    26
   Exhibit B: Proposed Amendment to the Certificate of Incorporation of Oneida
      Ltd. to Increase Number of Authorized Shares of Common Stock .............    27
   Exhibit C: Proposed Amendment to the Certificate of Incorporation of Oneida
      Ltd. to Increase Number of Authorized Shares of Series Preferred Stock ...    28

                                     ONEIDA

                                   ONEIDA LTD.
                             163-181 Kenwood Avenue
                             Oneida, New York 13421

                                   ----------

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2005

                                   ----------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONEIDA LTD. will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois 60601, on May 25, 2005 at 9:00 a.m. local time. At the Meeting, stockholders will be asked to:

     1. elect two directors for one-year terms, one director for a two-year term and three directors for three-year terms;

     2. consider and vote upon a proposal to approve the amendment to the Oneida Ltd. Certificate of Incorporation to reduce the minimum required size of the Board of Directors from nine to five Directors;

     3. consider and vote upon a proposal to approve the amendment to the Oneida Ltd. Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock;

     4. consider and vote upon a proposal to approve the amendment to the Oneida Ltd. Certificate of Incorporation to increase to 10,000,000 the number of authorized shares of Series Preferred Stock;

     5. transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on April 18, 2005 are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope so your stock can be voted in accordance with the terms of the Proxy Statement.

                                        By Order of the Board of Directors


                                        /s/ CATHERINE H. SUTTMEIER
                                        ----------------------------------------
                                        CATHERINE H. SUTTMEIER
                                               Secretary

Oneida, New York

April 29, 2005

                                   ONEIDA LTD.
                             Oneida, New York 13421

                                   ----------

                                 PROXY STATEMENT

                                       for

                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                               GENERAL INFORMATION


     The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Oneida Ltd. (the "Company"), which will bear the cost of the solicitation. Distribution of this Proxy Statement and related proxy soliciting materials to stockholders is scheduled to begin on or about May 3, 2005.


Proxy Solicitation

     Officer, directors or employees of the Company may solicit proxies by communicating with stockholders personally or by telephone, facsimile, e-mail, telegraph or mail. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Company. The Company has retained The Altman Group, Inc. to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $4,500, plus other costs and expenses, to be paid by the Company.

Who May Vote

     Only holders of record of the Common Stock of the Company as of the close of business on April 18, 2005 are entitled to vote at the Annual Meeting.

Voting by Proxy

     To vote by proxy complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided.

Voting Shares Held in "Street Name"

     If your shares are held in a brokerage account in the name of your bank, broker or other nominee (which is referred to as "street name"), your bank, broker or other nominee will send you directions on who to vote those shares.

Voting in Person

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card, or the proxy card you received from your bank, broker or other nominee and valid photo identification.

Signatures on Proxies

     If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

Revocation of Proxy

     A stockholder of record may revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the Annual Meeting. All properly executed proxies not revoked will be voted at the Annual Meeting in accordance with their instructions.

Effect of Proxy Voted in Blank

     A proxy that is signed and returned by a stockholder of record without specifications marked in the instruction boxes will be voted as follows (1) "FOR" the election of two directors for one-year terms, one director for a two-year term and three directors for three-year terms; (2) FOR" the approval of amendment to the Oneida Ltd. Certificate of Incorporation to reduce the minimum required size of the Board of Directors from nine to five Directors; (3) "FOR" the approval of amendment to the Oneida Ltd. Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock; and (4) "FOR" the approval of the amendment to the Oneida Ltd. Certificate of Incorporation to increase to 10,000,000 the number of authorized shares of Series Preferred Stock. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. If any other proposals are properly brought before the Annual Meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Quorum

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Company Common Stock outstanding on April 18, 2005, in the aggregate, will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. As of that date, there were outstanding 46,631,924 shares of Common Stock. Each share is entitled to one vote.

Required Votes

     Election of Directors. An affirmative vote of a majority of stockholders present in person or by proxy is necessary for the election of directors. An abstention is treated as present and entitled to vote on each proposal and therefore has the effect of a vote against each proposal. A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives voting instructions from the beneficial owner. Accordingly, a broker non-vote is not counted for voting purposes with respect to this proposal.

     Approval of Amendment to Certificate of Incorporation to Reduce Size of Board. An affirmative vote of the holders of a least 80% of all Company Common Stock issued and outstanding is necessary for the approval of the amendment to the Oneida Ltd. Certificate of Incorporation to reduce the minimum required size of the Board of Directors from nine to five Directors. An abstention has the effect of a vote against each proposal. A nominee holding shares in street name does not have discretionary voting power with respect to these proposals and may not vote shares unless the nominee receives voting instructions from the beneficial owner. Accordingly, a broker non-vote has the effect of a vote against these proposals.

     Approval of Amendments to Certificate of Incorporation to Increase Authorized Shares. An affirmative vote of a majority of the holders of all Company Common Stock issued and outstanding is necessary for the approval of the amendments to the Oneida Ltd. Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock and to 10,000,000 the number of authorized shares of Series Preferred Stock. An abstention has the effect of a vote against each proposal. A nominee holding shares in street name does not have discretionary voting power with respect to these proposals and may not vote shares unless the nominee receives voting instructions from the beneficial owner. Accordingly, a broker non-vote has the effect of a vote against these proposals.

Board of Directors Voting Recommendations

     The Company's Board of Directors unanimously recommends voting as follows:

1. "FOR" the election of the two nominees for director for one-year terms, the one nominee for director for a two-year term and the three nominees for director for three-year terms;

2. "FOR" the approval of amendment to the Oneida Ltd. Certificate of Incorporation to reduce the minimum required size of the Board of Directors from nine to five Directors;

3. "FOR" the approval of amendment to the Oneida Ltd. Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock; and

4. "FOR" the approval of amendment to the Oneida Ltd. Certificate of Incorporation to increase to 10,000,000 the number of authorized shares of Series Preferred Stock

Other Proposed Actions

     Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

Stockholder Proposals for Inclusion in 2006 Proxy Statement

     In order to be considered for inclusion in the Company's proxy statement relating to the 2006 Annual Meeting, stockholder proposals must be received at the Company's principal executive offices no later than the close of business on December 24, 2005. Stockholder proposals should be addressed to Catherine H. Suttmeier, Secretary, 163-181 Kenwood Avenue, Oneida Ltd., Oneida, New York 13421.

Stockholder Proposals for Presentation at 2006 Annual Meeting

     For stockholder proposals that are not submitted for inclusion in the Company's 2006 proxy statement, but are instead sought to be presented directly at the Company's 2006 Annual Meeting of Stockholders, Securities and Exchange Commission rules permit management to vote proxies using their discretionary voting authority if notice of the stockholder proposal is not received on or prior to the close of business on February 28, 2006. Notice of intention to present stockholder proposals at the Company's 2006 Annual Meeting should be addressed to Catherine H. Suttmeier, Secretary, 163-181 Kenwood Avenue, Oneida Ltd., Oneida, New York 13421.

Stockholder Attendance at Annual Meeting

     The Company's Annual Meeting is open to all holders of record of Oneida Ltd. common stock as of April 18, 2005, the record date of the Annual Meeting. To attend the meeting you will need to register upon your arrival. At that time you may be asked to present valid picture identification, such as a driver's license or passport, before being admitted. If your shares are held in a brokerage account in the name of your bank or broker, you should bring a recent brokerage account statement reflecting your stock ownership as of April 18, 2005. If we cannot verify that you own Oneida Ltd. shares, it is possible that you may not be admitted to the Annual Meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

                      ELECTION OF DIRECTORS (PROXY ITEM 1)

Board of Directors

     As of the date of this Proxy Statement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws specify that the Board of Directors of the Company shall consist of not less than nine nor more than fifteen Directors. Subject to stockholder approval of Proxy Item 2 at the 2005 Annual Meeting of Stockholders, the minimum required size of the Board of Directors of the Company shall be reduced to five. The Company's Bylaws and Certificate of Incorporation also provide that the Board of Directors is divided into three classes of Directors, each consisting, as nearly as possible, of one third of the entire Board.

     On August 9, 2004 the Company completed the comprehensive restructuring of its existing indebtedness with its lenders which included the conversion of $30 million of principal amount of debt into an issuance of a total of 29,852,907 shares of the common stock of the Company to the individual members of the lender group or their respective nominees. As part of this debt to equity conversion the Company's Board of Directors was reorganized in October 2004 with the stockholder-lenders designating six of the Board's nine members. As a result, effective October 25, 2004, the following Company Board members voluntarily resigned their positions as directors of the Company: William F. Allyn, Georgia S. Derrico, J. Peter Fobare, Whitney D. Pidot, Catherine H. Suttmeier and William M. Tuck. In their places, the following individuals were appointed directors of the Company effective October 25, 2004:
William C. Langley, Hugh R. Rovit, Christopher H. Smith, Fred Spivak,
Terry G. Westbrook and Nick White.

     As of April 11, 2005 the Company's Board of Directors was comprised of nine members, divided into three classes of directors serving staggered terms. As of that date no family relationships existed among any of the Directors, nor is there any arrangement or understanding pursuant to which any person was selected as a Director. Directors hold office for a term ending on the date of the first, second or third Annual Meeting following the Annual Meeting at which such Director was elected. At the 2005 Annual Meeting, stockholders are being asked to elect two directors for one-year terms expiring at the 2006 Annual Meeting, one director for a two-year term expiring at the 2007 Annual Meeting and three directors for three-year terms expiring at the 2008 Annual Meeting.

Nominees for Director

     The six nominees are members of the present Board of Directors. Messrs. Langley, Rovit, Smith, Spivak, Westbrook and White were each appointed to the Board in October 2004 for terms expiring in May 2005. Each of these nominees was recommended by the Nominating and Corporate Governance Committee. Peter J. Kallet, the Company's current Chairman of the Board and former President and Chief Executive Officer, was elected to a three-year term in 2003. Mr. Kallet has announced that he will retire from his Board position effective May 25, 2005. Mr. Kallet's seat will not be filled at the time of his retirement.

     Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Nominating and Corporate Governance Committee may recommend.

   Nominees for a one-year terms expiring in May 2006 and Director continuing in office whose term expires in May 2006

Peter J. Marshall (a)(b)............   Vice President and Chief Finance
Director since August 2002, Age 51     Officer, Dover Technologies
                                       International, Inc.

Mr. Marshall has held the above position for more than the past five years.

Hugh R. Rovit (a)(c)(e).............   Consultant
Director since October 2004, Age 44

Mr. Rovit was a principal of the turnaround management firm Masson & Company from 2001 through 2005. Previously Mr. Rovit held the position of Chief
Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001; Chief
Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men's and women's hosiery, from 1991 through 1998; Assistant to the Chairman of The Natori Company, Inc., a manufacturer of intimate apparel and accessories, from 1998 through 1991; and Analyst and Associate with Lehman Brothers from 1983 through 1985, and 1987 through 1988, respectively.

Terry G. Westbrook (b)(c)...........   President and Chief Executive Officer of
Director since October 2004, Age 58    Oneida Ltd.

Mr. Westbrook was named President and Chief Executive Officer of Oneida Ltd. in
March 2005. Since 2003, Mr. Westbrook has been a Managing Director of Foundation
Equity Investors Ltd., a private investment firm. Mr. Westbrook held the positions of Executive Vice President and Chief Financial Officer of Amrita
Holdings, LLC, a private equity holding company, from 2002 to 2003; Senior Vice
President and Chief Financial Officer, General Binding Corporation, an office products manufacturer and supplier, from 1999 through 2002; Senior Vice
President and Chief Financial Officer of Utilicorp United, an energy company, from 1996 through 1998; Senior Vice President and Chief Financial Officer of The
Quaker Oats Company from 1991 through 1996, and other executive positions with The Quaker Oats Company from 1984 through 1991; and Vice President, Corporate
Development, Stokely-Van Camp, Inc., a consumer foods and edible oils manufacturer, from 1982 through 1984. Previously, Mr. Westbrook also held corporate and operating management positions within General Mills, Inc.

    Nominee for a two-year term expiring in May 2007 and Director continuing in office whose term expires in May 2007

Gregory M. Harden (d)(e)............   President and Chief Executive Officer,
Director since 1998, Age 48            Harden Furniture Co., Inc.

Mr. Harden has held the above position for more than the past five years. Mr.
Harden is a director of Phoenix Footwear Group, Inc.

Fred Spivak.........................   Senior Managing Director of the
Director since October 2004, Age 53    restructuring firm of Management
                                       Services Consultants, LLC

Mr. Spivak has been Senior Managing Director of the restructuring firm of Management Services Consultants, LLC since 2004. Mr. Spivak held the positions of Executive Vice President and Chief Financial Officer of Colorado Prime Foods, a telemarketer and distributor of food products, appliances and housewares, from 2000 through 2004; Managing Director and Chief Operating Officer of Morgan-Walke
Associates, a public relations firm, from 1997 through 2000; Vice President, Finance & Administration and Chief Financial Officer of Lifetime Hoan
Corporation, a distributor of household cutlery and kitchenware, from 1984 through 1997; and Controller, Vida Shoes International, an importer and distributor of women's footwear, from 1981 through 1984. Previously Mr. Spivak held various financial positions with Olivetti Corporation and was a member of the amounting firm of KPMG LLP.

               Nominees for three-year terms expiring in May 2008

William C. Langley (a)(c)...........   Former Executive Vice President and
Director since October 2004, Age 66    Chief Credit and Risk Policy Officer of
Mr. Langley is a Director of           the banking corporation now known as
Singer N.V., a Netherlands Antilles    JPMorgan Chase & Co.
corporation.

From 1961 through 1996 Mr. Langley held various executive positions with Hanover
Bank, Manufacturers Hanover Corporation, Chemical Banking Corporation and Chase
Manhattan Corporation, including most recently, Executive Vice President and
Chief Credit and Risk Policy Officer of the banking corporation now known as JPMorgan Chase & Co.

Christopher H. Smith (a)(b)(c)(d)...   Managing Principal of Alexander, Smith &
Director since October 2004, Age 66    Company, Inc.

Mr. Smith has been Managing Principal of Alexander, Smith & Company, Inc., a merchant banking firm, since 1986. In the context of his work with Alexander, Smith and Company, Inc., Mr. Smith has held executive positions with a variety of Alexander, Smith and Company clients, including London Fog Industries, Inc.,
Escada AG and Puma USA, Inc. Previously Mr. Smith was of counsel to the law firm of Foley & Lardner from 1994 through 1999; President and Chief Executive Officer of Barnes Engineering Company, a designer and manufacturer of electro-optics for defense and commercial applications, from 1977 through 1986; held several legal and executive positions, including General Counsel and Chief Executive Officer, with FAG Bearings Corporation from 1968 through 1997; and a member of the law firm of Whitman & Ransom from 1966 through 1993.

Nick White (d)(e)...................   President and Chief Executive Officer of
Director since October 2004, Age 60    White & Associates

Mr. White has been President and Chief Executive Officer of White & Associates, a management consulting firm, since 2000. From 1973 through 2000 Mr. White held numerous executive and management positions with Wal*Mart, including Executive
Vice President, Wal*Mart, Inc. and General Manager of Supercenter division from
1989 to 2000; and Executive Vice President and General Manager of Sam's
Wholesale Club from 1985 through 1989. From 1968 through 1973 Mr. White held a management position with Spartan-Atlantic Department Stores. Mr. White served in the United States Marine Corps from 1963 through 1966.

----------
     (a)  Member of the Audit Committee.

     (b)  Member of the Executive Committee.

     (c)  Member of the Finance Committee.

     (d) Member of the Management Development and Executive Compensation Committee.

     (e)  Member of the Nominating and Corporate Governance Committee.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends a vote "FOR" the election of the two nominees for director for one-year terms, the one nominee for director for a two-year term and the three nominees for director for three-year terms.

                              CORPORATE GOVERNANCE

Director Independence

     The Board of Directors has determined that each of the current Directors, except Messrs. Kallet and Westbrook, are "independent" under the current independence standards of the Securities and Exchange Commission, and have no material relationships with the Company (either directly or as a partner, shareholder or officer of any entity) which could be inconsistent with a finding of independence. In making these determinations, the Board of Directors has broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, and familial relationships, among others.

     Mr. Kallet was not deemed "independent" because he was an executive officer of the Company until March 2005 and will remain an employee of the Company thereafter. Mr. Westbrook is not deemed "independent" because he became an executive officer of the Company in March 2005.

Meetings of the Board of Directors

     During the past fiscal year, the Board of Directors held 28 meetings. All directors attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served held during the periods of their tenure during the past fiscal year.

Committees of the Board of Directors

     The Company's Board of Directors has five standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Management Development and Executive Compensation Committee and a Nominating and Corporate Governance Committee. All members of the Audit, Management Development and Executive Compensation and Nominating and Corporate Governance Committees have been determined by the Board to be "independent" under the above-referenced director independence standards. The Audit, Management Development and Executive Compensation and Nominating and Corporate Governance Committees operate under written charters that are available, without cost, on the "Investor Information" section of the Company's Internet website at www.oneida.com.

     Audit Committee. During the past fiscal year, the Committee held six meetings. The Committee's primary responsibility is oversight of the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In particular, the Committee continually reviews and provides guidance on the organization, quality and integrity of the Company's accounting systems and internal controls, reviews and preapproves all annual and quarterly financial statements and reports, press releases and related disclosures, ensures the Company's compliance with legal and regulatory requirements, tracks important trends and developments in financial reporting practices and provides guidance relative to their effects on the Company's financial statements, discusses with the independent auditors all critical accounting policies and practices to be used by the Company in preparing its financial statements, appoints the independent auditor and periodically reevaluates the independent auditors' qualifications and independence, approves all audit and non-audit work to be performed by the independent auditors, supervises the internal audit function's organization, responsibilities, plans, results, budget and staffing supervises, reviews and makes recommendations to the Board of Directors with respect to the independent auditors' management letter and prepares an annual Committee Report for inclusion in the Company's proxy statement. The Committee's responsibilities are set forth in more detail in the Amended and Restated Audit Committee Charter attached to this Proxy as Exhibit A.

     The Board of Directors has determined that each of the four current members of the Audit Committee, Messrs. Langley, Marshall, Rovit and Smith, meets the Securities and Exchange Commission criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise. In making recommendations and determinations regarding audit committee financial experts, the Audit Committee and Board of Directors considered all relevant academic and professional experience of the Committee members.

     Executive Committee. During the past fiscal year, the Committee held eight meetings. The Committee has authority to exercise all powers of the Board Directors of the Company when it is not practical or not feasible for the full Board to meet.

     At the present time the Executive Committee has established subcommittees to deal with the following, specific Company matters: Logistics, Information Technology, Legal Processes and Costs, Human Resources, Consumer Division Reorganization, Oneida Home Stores, International, Financial and Cash Flow Reporting, and Sourcing and Supply Chain Management.

     Finance Committee. The Finance Committee was formed in February 2005. As such, the Committee held no meetings during the past fiscal year. The Committee advises and assists the Board with respect to all aspects of financing and financial planning for the Company, including but not limited to, the investigation of all inquiries received by the Company that involve proposals to acquire the Company's debt, equity or otherwise arrange a business combinations. The Committee also has responsibility for communications from the Board to any lender or prospective lender to the Company.

     Management Development and Executive Compensation Committee. During the past fiscal year, the Committee held three meetings. The Committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $150,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Company and has responsibility for administering the Company's stock option plans, restricted stock awards, deferred compensation and incentive compensation plans. In addition, the committee also makes recommendations to the Board of Directors with respect to the investment of funds held in the pension and profit sharing plans of the Company and its subsidiaries.

     Nominating and Corporate Governance Committee. During the past fiscal year, the committee held one meeting. The Committee has responsibility for recommending to the Board of Directors: (i) an annual slate of directors to be elected at the Annual Meeting of Stockholders, (ii) as needed, candidates to fill vacancies on the Board, and (iii) compensation to be paid to non-employee Directors. In addition, the Committee advises the Board periodically with respect to significant developments in the law and practice of corporate governance as well as the Company's compliance with the Company's Corporate Governance Guidelines and applicable laws and regulations, and makes recommendations to the Board on all matters of corporate governance and on any corrective action to be taken, as the Committee may deem appropriate.

     The Nominating and Corporate Governance Committee will consider Director nominations timely made by stockholders pursuant to the requirements of the Company's "Stockholder Proposals" provision located in the "Other Matters" section of this Proxy Statement. As with candidates recommended by the Nominating and Corporate Governance Committee, Director candidates nominated by stockholders must be highly qualified and be willing, able and expressly interested in serving on the Company's Board of Directors.

Meetings of Independent Directors

     The independent members of the Board of Directors meet without members of management or directors not determined to be independent at least once each Company fiscal quarter. The Board of Directors has determined that a presiding director should chair all such meetings of the independent directors. In December 2004, Mr. Christopher H. Smith was elected to serve as Chairperson of the meetings of independent directors through May 25, 2005.

Attendance at Annual Meeting

     The Company expects all directors to attend the Annual Meeting of Stockholders each year. All of the Company's then-current directors attended the Company's 2004 Annual Meeting of Stockholders.

Directors' Compensation

     Prior to October 25, 2004, Directors who were not employees of the Company received $19,000 on an annual basis for serving as directors of the Company. They also received $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular Board meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons received an additional $50 per committee meeting. In lieu of the foregoing committee meeting and chair fees, the Chairperson of the Audit Committee received $1,200 for each Audit Committee meeting.

     Effective October 25, 2004, Directors who are not employees of the Company receive $36,000 on an annual basis for serving as Directors of the Company. Non-employee Directors who chair a Board committee receive an additional annual retainer of $6,000. Non-employee Directors who serve on a Subcommittee receive an additional retainer of $500 per month. Non-employee Directors also receive $1,500 per each Board, Committee and Subcommittee meeting. The total of the monthly Subcommittee retainer and meeting fees cannot exceed $1,500 for any single Director. In addition to the foregoing retainer and meeting fees, such Directors will also receive $200 per each hour, up to a maximum of $1,500 per each day, they spend outside of normal Board, Committee and Subcommittee meetings in furtherance of the discharge of their fiduciary duties.

     On April 5, 2005 the Board of the Company approved a stock-based compensation arrangement for the non-employee members of the Board. Under this arrangement, each non-employee Director as of October 25, 2004 was granted 10,000 shares of "phantom stock". The value of one share of "phantom stock" will be equal to the value of one share of the Company's Common Stock on the relevant determination date. Each grant will vest at a rate of 20% on the date of grant, 30% on October 25, 2005 and October 25, 2006, respectively, and 20% on October 25, 2007.

     Under the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan, each non-employee director may elect to receive all or a portion of his or her annual retainer in Common Stock of the Company. The total number of shares is determined by dividing the portion of the annual retainer that the director has elected to receive in Common Stock by the average closing price of the stock for the five day period immediately preceding the Board of Directors meeting at which annual retainers are paid. During the past year none of the non-employee directors elected to receive a portion of his or her annual retainer in Common Stock.

     Pursuant to the 2003 Non-Employee Directors Stock Option Plan, as amended, each newly elected non-employee member of the Board of Directors is granted an option to purchase 3,000 shares of the Company's Common Stock upon his or her election or appointment to the Board. Thereafter, each continuing non-employee member of the Board is granted an annual option to purchase 1,000 shares of the Company's Common Stock. All Director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable twelve months from date of grant. All Director options expire ten years from date of grant.

Communications with the Board of Directors

     The Board of Directors has approved a process for stockholders, Company employees and other interested parties to send communications to the Board of Directors, committee chairs and/or individual directors. Stockholders, Company employees and other interested parties may communicate with the full Board of Directors, a specified committee of the Board, the chair of any Board committee, the independent directors and/or a specified individual director by United States mail addressed to P.O. Box 935, Oneida, New York 13421, via the Internet at www.ci-wackenhut.com/oneida.htm, or by telephone at (877) 209-3664. The Board has instructed the Secretary of the Company to forward all United States mail promptly to the relevant addressee. Telephone calls and Internet communications will be handled by The Wackenhut Corporation, a third party service provider, who will summarize the information provided in a report that is promptly provided to the appropriate individual.

Availability of Corporate Governance Documents

     The Company has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters of the Audit Committee, Management Development and Executive Compensation Committee, and Nominating and Corporate Governance Committee of its Board of Directors. Each of these documents is available, without cost, on the "Investor Information" section of the Company's Internet website at www.oneida.com. Copies of these materials are also available in print upon receipt of written request addressed to Oneida Ltd., Investor Relations Department, 163-181 Kenwood Avenue, Oneida, New York 13421. The Company intends to promptly disclose all amendments to, and waivers of any of the provisions of, these documents on the Company's website.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year from February through October 2004, Ms. Georgia
S. Derrico and Messrs. William F. Allyn, Gregory M. Harden, Peter J. Marshall and William M. Tuck served as members of the Company's Management Development and Executive Compensation Committee. None of these Committee members was, during or prior to that period, an officer or employee of the Company or its subsidiaries, and no such member had any interlocking relationships with the Company that was subject to disclosure under the rules of the SEC relating to compensation committees.

     From October 2004 through the end of the fiscal year ended January 2005, Messrs. Peter J. Marshall, Terry G. Westbrook and Nick White served as members of the Company's Management Development and Executive Compensation Committee. None of these Committee members was, during or prior to that period, an officer or employee of the Company or its subsidiaries, and no such member had any interlocking relationships with the Company that was subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees

Certain Relationships and Related Transactions

     The Company has, for over 75 years, used the services of the law firm of Shearman & Sterling, in which Mr. Whitney D. Pidot, a Board member until October 2004, was a partner and member of the Executive Group, for a variety of matters. Management believes that the Company's relationship with Shearman & Sterling during the past fiscal year was on terms that were reasonable and in the best interests of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists the only stockholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock as of December 31, 2004:

                                                            Shares
                                                           Owned and
                                                           Nature of
                    Name and Address                      Beneficial   Percent of
                  of Beneficial Owner                      Ownership     Class
                  -------------------                     ----------   ----------
JP Morgan Chase Bank...................................    7,378,612      15.8%
   270 Park Avenue                                               (1)
   New York, NY 10017

Bank of America Corporation............................    5,574,226      11.9%
   100 N. Tryon Street                                           (2)
   Floor 25, Bank of America Corporate Center
   Charlotte, NC 28255

Fidelity Management Trust Company......................    1,544,436     11.02%
   Trustee for the Benefit of the Oneida Ltd.                    (3)
   Employee Stock Ownership Plan
   82 Devonshire Street
   Boston, MA 02109

Anchorage Capital Master Offshore, Ltd.................    3,351,636       7.2%
   650 Madison Avenue, 26th Floor                                (4)
   New York, NY 10022

QDRF Master Ltd........................................    3,180,912       6.8%
   375 Park Avenue, 14th Floor                                   (5)
   New York, NY 10152

Barclays Bank PLC......................................    3,007,993      6.45%
   200 Park Avenue                                               (6)
   New York, NY 10166

(1) The Company has received a copy of a Schedule 13D dated August 9, 2004 and filed with the Securities and Exchange Commission by JPMorgan Chase Bank reporting beneficial ownership of shares received as a result of the comprehensive restructuring of the Company's existing indebtedness with its lenders. This Schedule indicates that shared voting and dispositive power for all 7,378,612 shares are held JPMorgan Chase Bank.

(2) The Company has received copies of a Schedule 13D dated August 9, 2004 and a Schedule 13G dated December 31, 2005 filed with the Securities and Exchange Commission by Bank of America Corporation reporting beneficial ownership of shares received as a result of the comprehensive restructuring of the Company's existing indebtedness with its lenders. This Schedule indicates that shared voting and/or dispositive power for the 5,574,226 shares are held by Bank of America Corporation, NB Holdings Corporation, Bank of America, N.A., NationsBanc Montgomery Holdings Corporation, Banc of America Securities LLC, Fleet National Bank, and Banc of America Strategic Solutions, Inc.

(3) On June 8, 1987, the Company established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Company is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. Fidelity Management Trust Company, as trustee for the plan, has no discretionary power over the shares.

(4) The Company has received a copy of a Schedule 13D dated August 9, 2004 and filed with the Securities and Exchange Commission by Anchorage Capital Masters Offshore, Ltd. reporting beneficial ownership of shares received as a result of the comprehensive restructuring of the Company's existing indebtedness with its lenders. This Schedule indicates that shared voting and/or dispositive power for all 3,351,636 shares are held by Anchorage Capital Masters Offshore, Ltd., Anchorage Advisors, L.L.C., Anchorage Advisors Management, L.L.C., and Mr. Kevin M. Ulrich and Mr. Anthony L. Davis, managing members of Anchorage Advisors, L.L.C.

(5) The Company has received a copy of a Schedule 13D dated August 9, 2004 and filed with the Securities and Exchange Commission by QDRF Masters Ltd. reporting beneficial ownership of shares received as a result of the comprehensive restructuring of the Company's existing indebtedness with its lenders. This Schedule indicates that shared voting and dispositive power for the 3,180,912 shares are held by QDRF Master Ltd., Quadrangle Debt Opportunities Fund Master Ltd., QDRA LLC and Mr. Andrew Herenstein, Mr. Christopher Santana and Mr. Michael Weinstock, managing members of QDRA LLC.

(6) The Company has received a copy of a Schedule 13D dated August 9, 2004 and filed with the Securities and Exchange Commission by Barclays Bank PLC reporting beneficial ownership of shares received as a result of the comprehensive restructuring of the Company's existing indebtedness with its lenders. This Schedule indicates that shared voting and dispositive power for all 3,007,994 shares are held Barclays Bank PLC and Barclays PLC.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table lists the Company's Common Stock beneficially owned by the management and directors of the Company as of April 1, 2005:


                                                                 Shares Owned
                                                                and Nature of
                                                                  Beneficial
Name of Beneficial Owner                                          Ownership
------------------------                                        ---------------
Allan H. Conseur.............................................    70,583(1)(2)
J. Peter Fobare..............................................   104,927(1)(2)
Gregory M. Harden............................................    54,319(3)(4)
James E. Joseph..............................................    33,455(1)(2)
Peter J. Kallet..............................................   252,671(1)(2)
William C. Langley...........................................         0(4)
Paul Masson..................................................         0
Peter J. Marshall............................................     6,000(4)(5)
Hugh R. Rovit................................................         0(4)
Christopher H. Smith.........................................         0(4)
Fred Spivak..................................................         0(4)
Dominick Trapasso............................................         0(1)(2)
Terry G. Westbrook...........................................         0(4)
Nick White...................................................         0(4)
Nominees for director and directors and officers as a group..   604,900(1)(2)(3)(4)(5)


The nominees and directors and officers as a group own approximately 1.3%
(1)(2)(3)(4)(5)

(1) Includes shares which as of April 1, 2005 could be acquired within 60 days upon the exercise of options under the Oneida Ltd. 1987, 1998 and 2002 Stock Option Plans in the following amounts: A. Conseur -- 58,570; J.P. Fobare--74,500; J. Joseph--30,000; P. Kallet--192,000; P. Masson--0; and D.
     Trapasso--0; and other Executive Officers as a group--78,000.

(2) Includes shares held indirectly through the Company's Employee Stock Ownership Plan, as amended, in the following amounts as of April 1, 2005:
     A. Conseur - 696; J. P. Fobare--7,688; J. Joseph--3,445; P. Kallet--11,802;
     P. Masson--0; Dominick Trapasso --0; and other Executive Officers as a group--4,945.

(3) Includes 7,000 shares which as of April 1, 2005 could be acquired within 60 days upon the exercise of options under the 1998 and 2003 Non-Employee Directors Stock Option Plans, as amended.

(4) On December 22, 2004 this Director was granted options to purchase 3,000 shares under the 2003 Non-Employee Directors Stock Option Plans, as amended. These options cannot be exercised until October 25, 2005.

(5) Includes 2,000 shares which as of April 1, 2005 could be acquired within 60 days upon the exercise of options under the 1998 and 2003 Non-Employee Directors Stock Option Plans, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of the Company's stock. Copies of these reports must also be furnished to the Company. Based solely upon its review of these copies, the Company believes that during the fiscal year ended in January 2005, all of such forms were filed on a timely basis by reporting persons.

Change in Control During Last Fiscal Year

On August 9, 2004 the Company completed the comprehensive restructuring of its existing indebtedness with its lenders. This restructuring included the conversion of $30 million of principal amount of debt into an issuance of a total of 29,852,907 shares of the Common Stock of the Company to the individual members of the lender group or their respective nominees. The Common Shares were issued to the respective lenders or their respective nominees in blocks of shares proportionate to the amount of debt held by each lender at the time of the restructuring. As of August 9, 2004, these 29,852,907 shares of common stock represented approximately 62% of the outstanding shares of Common Stock of the Company. As part of this debt to equity conversion the Company's Board of Directors was also reorganized with the lenders who became shareholders designating six of the Board's nine members.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows for the past three fiscal years the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                                                                                   Long Term Compensation
                                                                            ------------------------------------
                                      Annual Compensation                     Awards             Payouts
                     ----------------------------------------------------   ----------   -----------------------
                                                                                         Securities
     Name and         Fiscal Year                                           Restricted   Underlying
    Principal           Ended                                Other Annual      Stock       Options       LTIP        All Other
     Position        January (1)    Salary (2)     Bonus     Compensation     Awards        SARs      Payouts(3)   Compensation
    ---------        ------------   ----------    -------    ------------   ----------   ----------   ----------   ------------
Peter J. Kallet,         2005        $332,307          0          0              0              0          0              0
   Chairman of the       2004         366,923          0          0              0         50,000          0          3,884(5)
   Board and             2003         340,614          0          0              0         50,000          0              0
   Former
   President and
   CEO (4)

Allan H. Conseur,        2005         298,892          0          0              0              0          0        213,460(7)
   Executive Vice        2004         391,385          0          0              0         25,000          0          1,787(5)
   President (6)         2003         362,322          0          0              0         25,000          0              0

J. Peter Fobare          2005         187,978          0          0              0              0          0              0
   Senior Vice           2004         202,827          0          0              0         15,000          0          4,227(5)
   President             2003         188,284          0          0              0         15,000          0              0
   and General
   Manager,
   Consumer Retail
   and Direct
   Divisions

James E. Joseph,         2005         176,922          0          0              0              0          0              0
 Executive Vice          2004         183,903          0          0              0         15,000          0          2,739(5)
   President,            2003         157,112          0          0              0         15,000          0              0
   Worldwide
   Sales and
   Marketing (8)

Paul Masson,             2005         266,000(9)  38,000(10)      0              0              0          0              0
   Senior Vice           2004         252,000(9)  36,000(10)      0              0              0          0              0
   President,            2003         211,725(9)  32,000(10)      0              0              0          0              0
   Global
   Procurement

Dominick Trapasso        2005         176,922          0          0              0              0          0              0
   Senior Vice           2004               0          0          0              0              0          0              0
   President,            2003               0          0          0              0              0          0              0
   Supply
   Chain (11)

----------
(1) Fiscal year ended January 2004 contained 53 weeks, while fiscal years ended January 2003 and 2005 contained 52 weeks.

(2) Includes amounts deferred pursuant to salary reduction arrangements under the Oneida Ltd. 401(k) Savings Plan and the Oneida Ltd. Deferred Compensation Plan for Key Employees.

(3)  LTIP: Long-Term Incentive Payments.

(4) Mr. Kallet resigned from his position as President and Chief Executive Officer effective March 23, 2005. On that date Mr. Terry G. Westbrook was appointed President and Chief Executive Officer, succeeding Mr. Kallet.

(5) Includes allocation of shares to the executives' accounts under the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution retirement plan, for fiscal year ended January 2004 in the following amounts: P. Kallet--641; A. Conseur--292; J. P. Fobare--737; J. Joseph--479; and P. Masson--0. Shares are valued at the market price on the dates of allocations. There were no Employee Stock Ownership Plan allocations for fiscal years ended January 2003 and 2005.

(6)  Mr. Conseur retired from the Company effective July 23, 2004.

(7) Following Mr. Conseur's retirement from the Company, but during the Company's fiscal year ended January 2005, Mr. Conseur received consulting fees totaling $192,500 and sales commissions totaling $20,960. Such fees and commissions were paid pursuant to the Letter Agreement between Mr. Conseur and the Company dated July 22, 2004 and November 22, 2004, respectively.

(8) Mr. Joseph was elected Executive Vice President, Worldwide Sales and Marketing in April 2005. During fiscal years ended January 2005, 2004 and 2003, Mr. Joseph was Senior Vice President and General Manager, Foodservice Division.

(9) As an employee of the Company's Oneida U.K., Limited subsidiary, Mr. Masson's salary is paid in English Pounds. Mr. Masson's salary for fiscal years ended January 2005, 2004 and 2003 was 'L'140,000, 'L'140,000, and
     'L'132,328, respectively. Solely for the purposes of presentation in this Summary Compensation table, Mr. Masson's salary was translated into U.S. dollars using the exchange rate in effect on the last day of the fiscal year during which such salary was paid. The exchange rates used to convert Mr. Masson's salary for fiscal years ended January 2005, 2004 and 2003 were 1.9, 1.8 and 1.6, respectively.

(10) As an employee of the Company's Oneida U.K., Limited subsidiary, Mr. Masson is paid in English Pounds. Mr. Masson's cash incentive for each of fiscal years ended January 2005, 2004 and 2003 was 'L'20,000. Solely for the purposes of presentation in this Summary Compensation table, Mr. Masson's cash incentive was translated into U.S. dollars using the exchange rate in effect on the last day of the fiscal year during which such cash incentive was paid. The exchange rates used to convert Mr. Masson's cash incentive for fiscal years ended January 2005, 2004 and 2003 were 1.9, 1.8 and 1.6, respectively.

(11) Mr. Trapasso joined the Company on March 15, 2004.

Stock Options

     The 2002 Stock Option Plan provides for grants of Common Stock options to executive officers and key employees of the Company and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid in cash; from time to time payment has been allowed in other forms, including exchange of Common Stock of the Company previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

     The following table contains information concerning the grant of stock options under the Company's 2002 Stock Option Plan to the Company's Chief Executive Officer and each of the Company's other named executive officers as of the end of the fiscal year ended January 2005.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual
                                  Grants
                                  ------                               Potential Realizable
                   Number of    % of Total                               Value at Assumed
                  Securities     Options/                                 Annual Rates of
                  Underlying       SARs                               Stock Price Appreciation
                   Options/     Granted to    Exercise                    for Option Term
                     SARs      Employees in    or Base   Expiration       ---------------
Name               Granted      Fiscal Year     Price       Date             5%     10%
----               -------      -----------     -----       ----             --     ---
P. Kallet......        0             0           --          --              $0     $0
A. Conseur.....        0             0           --          --               0      0
J. P. Fobare...        0             0           --          --               0      0
J. Joseph......        0             0           --          --               0      0
P. Masson......        0             0           --          --               0      0
D. Trapasso....        0             0           --          --               0      0

     The following table sets forth information with respect to the named executives concerning the exercise of options during the fiscal year ended January 2005 and unexercised options held at the fiscal year ended January 2005.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                                              Number of
                                              Securities       Value of
                                              Underlying      Unexercised
                                             Unexercised      In-the-Money
                                           Options/SARs at    Options/SARs
                                                FY-End         at FY-End
                     Shares                ---------------   -------------
                  Acquired on     Value     Exercisable/      Exercisable/
Name                Exercise    Realized    Unexercisable    Unexercisable
----              -----------   --------   ---------------   -------------
P. Kallet......        0           $0       192,000/60,000       $0/$0
A. Conseur.....        0            0        58,570/20,140        0/ 0
J. P. Fobare...        0            0        74,500/18,000        0/ 0
J. Joseph......        0            0        30,000/17,000        0/ 0
P. Masson......        0            0                  0/0        0/ 0
D. Trapasso....        0            0                  0/0        0/ 0

Pension Plan Table

     The Company maintains the Retirement Plan for Employees of Oneida Ltd., a qualified defined benefit plan (the "Retirement Plan"). Compensation covered by the Retirement Plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years from the ten years of employment preceding retirement. The Retirement Plan was frozen in April 2004 to prevent the addition of new participants into the plan, the vesting of participants not vested as of that date and the gain by vested participants of additional credited years of service. Years of service for the purpose of determining benefits for the named executives are P. Kallet--35 years, A. Conseur--7 years; J. P. Fobare--30 years;
J. Joseph--15 years; and D. Trapasso--0 years.

     The Internal Revenue Code and the Employee Retirement Income Security Act of 1974 limits the amount of benefit that can be paid under the Retirement Plan to $170,000 and the maximum compensation that can be taken into account in establishing benefits to $210,000.

     The following table shows estimated annual retirement benefits payable in the form of a straight life annuity beginning at age 65 under the Retirement Plan assuming retirement during fiscal year ended January 2005 of participants who have met eligibility requirements for unreduced benefits.

 Final
 Average
 Annual
Earnings   10 Years   15 Years   20 Years   25 Years   30 Years   35 Years   40 Years
--------   --------   --------   --------   --------   --------   --------   --------
$100,000    $ 9,500   $ 14,250   $ 19,000   $ 23,750   $ 28,500   $ 33,250   $ 38,000
 120,000     11,400     17,100     22,800     28,500     34,200     39,900     45,600
 150,000     14,250     21,375     28,500     35,625     42,750     49,875     57,000
 200,000     19,000     28,500     38,000     47,500     57,000     66,500     76,000
 250,000     23,750     35,625     47,500     59,375     71,250     83,125     95,000
 300,000     28,500     42,750     57,000     71,250     85,500     99,750    114,000
 350,000     33,250     49,875     66,500     83,125     99,750    116,375    133,000
 400,000     38,000     57,000     76,000     95,000    114,000    133,000    152,000
 500,000     47,500     71,250     95,000    118,750    142,500    166,250    190,000
 600,000     57,000     85,500    114,000    142,500    171,000    199,500    228,000
 700,000     66,500     99,750    133,000    166,250    199,500    232,750    266,000
 800,000     76,000    114,000    152,000    190,000    228,000    266,000    304,000

     In addition to the Retirement Plan, the named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a qualified defined contribution plan. Benefits under the Employee Stock Ownership Plan are in the form of allocations of Company Common Stock pursuant to a formula considers a participant's compensation during the six-month period prior to the allocation date and the participant's years of credited service. Employee Stock Ownership Plan benefits are offset against the benefits to be received under the Retirement Plan. There were no allocations to the Employee Stock Ownership Plan accounts of plan participants, including the named executives, for the fiscal year ended January 2005.

     In addition to the benefits provided by the Retirement Plan and Employee Stock Ownership Plan, the Company maintains a non-qualified Restoration Plan for key employees and officers selected by the Management Development and Executive Compensation Committee of the Company's Board of Directors. The Chief Executive Officer and other current and former officers and key employees, including certain of the named executives, are participants. The Restoration Plan guarantees (a) the benefit under the Retirement Plan described above as if the limitations imposed by the Internal Revenue Code did not apply, plus (b) an annual retirement allowance equaling 50% for Mr. Kallet and 40% for other participants of their average annual compensation, actuarially reduced if the participant retires before age 62, and offset by the participating officer's other retirement benefits, including restoration benefits. Restoration Plan benefits are forfeited if the participant retires or otherwise terminates employment before age 55. The Restoration Plan was frozen in July 2005 to prevent the addition of new participants and the vesting of existing participants. Amendments to the Company's Retirement Plan provide a mechanism for the payment through the Retirement Plan of all or a portion of the benefits due under the Restoration Plan to Mr. Kallet and certain other former executive officers of the Company, of whom only Mr. Conseur is among the Company's most highly compensated executive officers for the fiscal year ended January 2005.

     As an employee of the Company's Oneida U.K., Limited subsidiary, Mr. Masson does not participate in the above described Retirement Plan, Oneida Ltd. Employee Stock Ownership Plan or Restoration Plan. Rather, Mr. Masson participates in the Oneida International Retirement Benefit Scheme, a broad-based, defined contribution group money purchase scheme open to all Oneida U.K., Limited employees who meet specified participation requirements. The benefit contribution formula under this plan is a percentage of each participant's base salary, with executive and managerial employees receiving higher percentages. The plan currently provides Mr. Masson a monthly contribution equal to 15% of his monthly base salary.

Agreements with Named Executive Officers

     The Company had entered into Change in Control Agreements with Messrs. Kallet, Conseur and Fobare dated November 15, 1999. These agreements, in general, provided that in the event the officer's employment was terminated as a result of a Change in Control, as defined in the Agreement, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation, health insurance for three years following termination and a supplemental pension benefit. In July 2004 these Change in Control Agreements were voluntarily terminated by the Company and Messrs. Kallet, Conseur and Fobare and replaced with new agreements with each of those individuals dated July 28, 2004, July 22, 2004 and July 28, 2004, respectively. These agreements were filed as Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004.

     Mr. Kallet's Agreement dated as of July 28, 2004 provided that Mr. Kallet would be employed as Chairman of the Board, President and Chief Executive Officer for a three year term commencing on July 30, 2004, at a base salary of not less than $300,000. In the event the Agreement was terminated by the Company other than for "cause", as defined in the Agreement, the Company was required to continue to pay Mr. Kallet his base salary through the end of the term. This Agreement was replaced and superseded on March 23, 2005 when the Company and Mr. Kallet entered into a new agreement of that date setting forth the details of Mr. Kallet's resignations from his positions of President and Chief Executive Officer effective March 23, 2005 and Chairman of the Board effective May 25, 2005. This Agreement continues Mr. Kallet's employment by the Company in the non-officer position of Vice Chairman - Strategic Alliances and Corporate Development through July 30, 2007 at Mr. Kallet's current annual base salary of $300,000. In addition, this Agreement makes Mr. Kallet eligible for bonuses in the amount of $85,000 during each of fiscal years ended January 2006 and 2007, in the event that certain performance criteria specified in the Agreement are achieved.

     Mr. Conseur's Agreement dated as of July 22, 2004 provided that Mr. Conseur would resign from his position of Executive Vice President effective July 23, 2004. Pursuant to the Agreement Mr. Consuer will provide various consulting services, as defined in the Agreement, to the Company during the period July 23, 2004 through March 31, 2005. In exchange for these consulting services, Mr. Conseur received a consulting fee of $33,000 per month and was eligible for performance bonuses and sales commissions. The Agreement also provides Mr. Consuer with severance payments in the amount of $33,000 per month during the period April 1, 2005 through September 30, 2006 and a schedule for the accelerated pay out of Mr. Conseur's balance under the Amended and Restated Oneida Ltd. Deferred Compensation Plan for Key Employees. Subsequently, by letter agreement dated November 22, 2004, the Company agreed to pay Mr. Conseur commissions on sales to a specified Company customer during the period October 2004 through January 2006. This letter agreement is attached as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended
January 29, 2005.

     Mr. Fobare's Agreement dated as of July 28, 2004 provides that Mr. Fobare will be employed as Senior Vice President and General Manager, Consumer Retail Markets for a two year term commencing on July 30, 2004, at an annual base salary of not less than $175,120. In the event the Agreement is terminated by the Company other than for "good cause", or by Mr. Fobare for "Good Reason", as such terms are defined in the Agreement, the Company must continue to pay Mr. Fobare his base salary until the later of the end of the term or six months after the termination date.

     In addition to the above arrangements with named executive officers, the Company has also entered into agreements with Messrs. Joseph and Masson. Mr. Joseph's agreement was filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004, with an amendment thereto filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005. A letter agreement covering Mr. Masson's relocation to Thailand, as well as Mr. Masson's Deed of Agreement, are filed as Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended
January 29, 2005.

     Mr. Joseph's Agreement dated as of July 28, 2004 provides that Mr. Joseph will be employed as Senior Vice President and General Manager, Foodservice for a two year term commencing on July 30, 2004, at an annual base salary of not less than $187,400. In the event the Agreement is terminated by the Company other than for "good cause", as such term is defined in the Agreement, the Company must continue to pay Mr. Joseph his base salary until the later of the end of the term or six months after the termination date. Subsequently, in February 2005, by First Amendment to Letter Agreement dated July 28, 2004, the Company clarified that Mr. Joseph's July 28, 2004 Agreement did not supersede the Company's prior arrangement to pay Mr. Joseph a specified retention bonus.

     On January 17, 2005 the Company entered into a letter agreement with Mr. Masson covering the terms of Mr. Masson's relocation to Thailand. This letter agreement requires the Company to pay or reimburse Mr. Masson for various housing, travel, education and insurance expenses associated with his relocation to and stay in Thailand. On April 15, 2005 the Company and the Company's Oneida International Limited subsidiary entered into a Deed of Agreement with Mr. Masson. This Deed of Agreement, which supersedes the January 17, 2005 letter agreement, provides that Mr. Masson will be employed by the Company's subsidiary, Oneida International, Limited as Senior Vice President, Global Procurement for a two year term expiring February 28, 2007, at an annual base salary and annual bonus of not less than 'L'152,000 and 'L'20,000, respectively. In addition, the Agreement requires the Company to pay or reimburse Mr. Masson for various housing, travel, education and insurance expenses associated with his relocation to Thailand. In the event Mr. Masson's employment is terminated prior to the end of the term, the Company must continue to pay Mr. Masson his base salary and annual bonus through the end of the term, as well as a termination bonus equal to 'L'36,000 multiplied by a fraction, the numerator of which is the number of complete calendar months worked by Mr. Masson during the year in which his employment is terminated and the denominator of which is
12. The Company has guaranteed Oneida International Limited's performance under this Deed of Agreement.


     In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Company who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

                     REPORT OF THE MANAGEMENT DEVELOPMENT &
                        EXECUTIVE COMPENSATION COMMITTEE

     Decisions on compensation of the Company's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee currently consists of the three non-employee directors of the Company named at the end of this Report.

     This Compensation Committee Report summarizes the policies and philosophy underlying decisions regarding executive compensation for fiscal year ended January 2005 and how those policies and philosophy affected Mr. Kallet, in particular, and in general Messrs. Conseur, Fobare, Joseph, Masson and Trapasso--the named executive officers other than Mr. Kallet who for fiscal year ended January 2005 were the Company's most highly compensated executive officers.

Executive Compensation Policies

     The Company's executive compensation programs are designed to retain and reward executives who are capable of leading the Company to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

     Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Company's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

     Executives other than the named executive officers are eligible for selection as participants in the Company's executive incentive plans. Moreover, all employees of the Company's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of that business unit. However, these employees typically receive a larger percentage of their compensation in wages or salary than do senior executives.

     As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

     Annual compensation for Oneida's executive management consists of three elements:

          1. Salary--In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Company considers the individual's contribution to the overall performance of the Company or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

          2. Annual Cash Incentive--These annual cash incentive payments are tied directly to corporate or business unit performance:

               a. Corporate--For executives with corporate responsibilities, their incentive measurements for fiscal year ended January 2005 were Return on Equity and Income before Taxes. These two factors reflect the Company's relative emphasis on return and growth; and

               b. Other--For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

          3. Stock Awards and Options--The Company believes its senior executives should have a greater equity interest in the Company as a way of aligning their interests with those of stockholders. Long-term stock incentive programs have been designed with this interest in mind:

               a. 2002 Stock Option Plan--This Plan, like its predecessors, provides an incentive that focuses executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of the stock rises above the option grant price; and

               b. Amended and Restated Restricted Stock Award Plan--This Plan is intended to promote the growth and profitability of the Company by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Company.

                    These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

Chief Executive Officer's Fiscal Year Ended January 2005 Compensation

     Securities and Exchange Commission regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's compensation for the fiscal year ended January 2005 in relation to the Company's performance during that fiscal year.

     The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the Chief Executive Officer some certainty in the level of his compensation through the non-performance based elements.

     In addition to base salary and eligibility to participate in the Company's Stock Option Plan and Restoration Plan, the Chief Executive Officer's compensation package includes two performance-based incentive programs--one based on the long-term performance of the Company's stock and the other based on corporate performance during the previous year. These incentive programs have had the effect of more directly tying compensation to the Company's performance.

     In the stock performance-based program, payouts are determined by the average annual growth in earnings per share of the Company's Common Stock over the prior three-year period. In years when the performance goals are met, the chief executive officer may elect to receive his award in cash, restricted stock through the Company's Amended and Restated Restricted Stock Award Plan, or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

     Mr. Kallet earned no incentive under this program during the fiscal year ended January 2005 because its performance goals were not met.

     The remainder of Mr. Kallet's performance-based compensation for fiscal year ended January 2005 derived from the program for the Chief Executive Officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this program are:

          1. Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Company's present relative emphasis on return and growth;

          2. The program incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

          3. In years when performance goals are met, in addition to his cash incentive, the Chief Executive Officer will be considered for a restricted stock award under the Company's Amended and Restated Restricted Stock Award Plan. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

     Mr. Kallet earned no incentives under this program during the fiscal year ended January 2005 because its performance goals were not met.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Gregory M. Harden, Chairperson
Christopher H. Smith
Nick White

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is currently comprised of the four directors named below. Each member of the Audit Committee is an independent director as determined by the Company's Board of Directors based upon the requirements of the Audit Committee's Charter, the current New York Stock Exchange rules and Securities and Exchange Commission requirements. The Audit Committee has adopted a written charter which has been approved by the Board of Directors.

     We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended January 29, 2005.

     We have discussed with BDO Seidman, LLP ("BDO") the matters required to be discussed by Statement on Auditing Standards No 61, "Communication with Audit Committees", as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from BDO required by Independence Standard No. 1, "Independence Discussions with Audit Committees", as amended, by the Independence Standards Board, and have discussed with BDO their independence.

     We have also considered whether the provision of services by BDO not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended May 1, 2004, July 31, 2004 and October 30, 2004 is compatible with maintaining BDO's independence and have concluded that BDO's independence has not been impaired by their engagement to perform these unrelated services.

     The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor. As part of this approval process, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence, as well as whether the independent auditor is best suited to provide the most effective and efficient services, for reasons such as familiarity with the Company's business, operations, staff, accounting systems and the like.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Peter J. Marshall, Chairperson
William C. Langley
Hugh R. Rovit
Christopher H. Smith

                              INDEPENDENT AUDITORS

     On May 6, 2004 PricewaterhouseCoopers, LLP advised the Company that it declined to stand for re-election as the Company's independent auditor for the fiscal year ended January 29, 2005. On July 7, 2004, the Audit Committee of the Company's Board of Directors approved the appointment of the accounting firm of BDO Seidman, LLP ("BDO") as the Company's independent auditor for the fiscal year ended January 29, 2005, subject to the favorable completion by BDO of its internal approval process. On August 3, 2004 BDO accepted the appointment as the Company's independent auditor for the Company's fiscal year ended January 29, 2005.

     The Company has been advised by BDO that no member of the firm has or had any financial interest, either direct or indirect, in the Company or any of its subsidiaries during the fiscal year ended January 2005, and that it has no connection with the Company or any of its subsidiaries in any capacity other than as public accountants.

     The service fees billed to the Company by BDO for the fiscal year ended January 29, 2005 and the service fees billed to the Company by its previous independent auditor, PricewaterhouseCoopers, LLP, for the fiscal year ended January 31, 2004 are as follows:


Fee Type                                     January 29, 2005   January 31, 2004
---------                                    ----------------   ---------------
Audit Fees................................       $520,000          $  656,650
Audit-Related Fees........................        310,000             194,480
Tax Fees..................................              0             171,610
All Other Fees............................              0             110,720
                                                 --------          ----------
   Total Fees.............................       $830,000          $1,133,470



     Audit Fees includes fees for services related to the audit of the Company's annual financial statements and review of the Company's quarterly financial statements that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

     Audit-Related Fees include fees for assurance and related services that are reasonable related to the performance of the audit or review of Oneida's financial statements and are not reported under Audit Fees. The Company's Audit-Related Fees include, primarily, services provided in connection with audits of, and other work related to, the Company's various benefits plans.
For fiscal year ended January 29, 2005, Audit-Related Fees also includes work related to the audit of the Company's internal controls and procedures required pursuant to the Sarbanes Oxley Act of 2002.


     Tax Fees include fees for tax compliance, tax advice and tax planning services. The Company's Tax Fees include, primarily, services provided in connection with the preparation of certain of the Company's and its international subsidiaries' tax returns, as well as preparation of tax returns for certain of the Company's expatriate employees.

     All Other Fees include fees for all other products and services not included in Audit Fees, Audit-Related Fees or Tax Fees. The Company's All Other Fees include services provided in connection with actuarial work related to the Company's various benefit plans, and for Fiscal Year Ended January 2004, services provided in connection with the Company's response to a Securities and Exchange Commission review of the Company's Annual Report for the Fiscal Year Ended January 2003.

     The Audit Committee of the Company's Board of Directors pre-approves all audit and permissible non-audit services to be provided by the independent auditor. As part of this approval process, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence, as well as whether the independent auditor is best suited to provide the most effective and efficient services, for reasons such as familiarity with the Company's business, operations, staff, accounting systems and the like. All of the services provided in connection with the Audit-Related Fees, Tax Fees and All Other Fees described in the table above were pre-approved by the Audit Committee.

     Representatives from BDO Seidman LLP are expected to be present at the Company's 2005 Annual Meeting and will have an opportunity to make a statement and to answer appropriate questions from stockholders.

   AMENDEMENT TO CERTIFICATE OF INCORPORATION TO REDUCE MINIMUM REQUIRED SIZE
                      OF BOARD OF DIRECTORS (PROXY ITEM 2)

     The Company's Certificate of Incorporation currently requires that the Company's Board of Directors consist of no fewer than nine and no more than fifteen members. The Company's Board of Directors currently consists of nine members. The Board's membership will be reduced to eight Directors upon the retirement of Chairman Peter J. Kallet on May 25, 2005. To account for Mr. Kallet's retirement and to provide the Company with future flexibility relative to the composition of its Board of Directors, the Board believes it is prudent to reduce the minimum number of required Directors.

     The text of the proposed amendment is set forth as Exhibit A to the Proxy Statement.

Vote Required

     The vote required to effect the amendment to the Certificate of Incorporation to reduce the minimum required size of the Board of Directors is the affirmative vote of the holders of 80% of all of the Common Stock of the Corporation issued and outstanding.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends a vote "FOR" the approval of Amendment to the Oneida Ltd. Certificate of Incorporation to reduce the minimum required size of the Board of Directors.

         AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF
                AUTHORIZED SHARES OF COMMON STOCK (PROXY ITEM 3)

     There are presently 48,000,000 authorized shares of Common Stock, of which 46,631,924 shares were issued and outstanding on April 11, 2005. On that same date there were an additional 1,149,364 treasury shares, of which 889,920 shares are reserved for issuance upon exercise of options granted under the 1987, 1998 and 2002 Oneida Ltd. Stock Option Plans, and 67,000 shares are reserved for issuance upon exercise of options granted under the 2003 Non-Employee Directors' Stock Option Plan. The amount of authorized but unissued and unreserved Common Stock as of April 11, 2005 was 218,712 shares. Assuming stockholder approval of the proposal, the amount of authorized but unissued and unreserved Common Stock will be 52,218,712.

     While the Board of Directors does not have any specific plans for the issuance or sale of any additional shares of Common Stock, the Board believes it only prudent to have a reasonable number of shares available for issuance in appropriate circumstances. Assuming the proposal is approved by the stockholders, no further or additional vote of the stockholders of the Company is required for the Board of Directors to issue Common Stock.

     Stockholders do not have any preemptive rights with respect to such additional shares nor do they have any rights of appraisal should they dissent from the proposed amendment.

     The text of the proposed amendment is set forth as Exhibit B to the Proxy Statement.

Vote Required

     The vote required to effect the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is the affirmative vote of a majority of all of the Common Stock of the Corporation issued and outstanding.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends a vote "FOR" the approval of Amendment to the Oneida Ltd. Certificate of Incorporation to increase the number of authorized shares of Common Stock.

         AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF
           AUTHORIZED SHARES OF SERIES PREFERRED STOCK (PROXY ITEM 4)

     There are presently 1,000,000 authorized shares of Series Preferred Stock, of which no shares are issued and outstanding. Assuming stockholder approval of the proposal, the amount of authorized but unissued and unreserved Series Preferred Stock will be 10,000,000.

     While the Board of Directors does not have any specific plans for the issuance or sale of any additional shares of Series Preferred Stock, the Board believes it only prudent to have a reasonable number of shares available for issuance in appropriate circumstances. Assuming the proposal is approved by the stockholders, no further or additional vote of the stockholders of the Company is required for the Board of Directors to issue Series Preferred Stock.

     Stockholders do not have any preemptive rights with respect to such additional shares nor do they have any right of appraisal should they dissent from the proposed amendment.

     The text of the proposed amendment is set forth as Exhibit C to the Proxy Statement.

Vote Required

     The vote required to effect the amendment to the Certificate of Incorporation to increase the number of authorized shares of Series Preferred Stock is the affirmative vote of a majority of all of the Common Stock of the Corporation issued and outstanding.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends a vote "FOR" the approval of Amendment to the Oneida Ltd. Certificate of Incorporation to increase the number of authorized shares of Series Preferred Stock.

                             STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Common Stock for the five-year period approximating the Company's past five fiscal years (January 31, 2001 through January 31, 2005) with the cumulative total returns of the Russell 2000 Index and a "Housewares Peer Group" index. The "Housewares Peer Group" index is comprised of those companies included in the Fall/Winter 2004 Investors Business Daily "Household-Housewares" industry group list (other than Oneida Ltd.) which had market capitalizations of less than $750 million on January 31, 2005. These companies are: Home Products International, Inc., Libbey Inc., Lifetime Hoan Corp. and Waterford Wedgwood PLC.

     The return values set forth below and plotted on the performance graph are based on an initial investment of $100 on January 31, 2000, in the Company's Common Stock and each index, with all dividends treated as reinvested.

                        1/31/00   1/31/01   1/31/02   1/31/03   1/31/04   1/31/05
---------------------------------------------------------------------------------
ONEIDA LTD.               $100    $ 85.21   $ 58.36    $54.15   $ 26.43   $ 11.83
---------------------------------------------------------------------------------
RUSSELL 2000 INDEX         100     103.69    100.05     78.16    123.52    134.23
---------------------------------------------------------------------------------
HOUSEWARES PEER GROUP      100     118.77     99.77     65.11     81.28     59.06
---------------------------------------------------------------------------------

                                  OTHER MATTERS

Incorporation by Reference

     The Report of the Management Development and Executive Compensation Committee and the Report of the Audit Committee and the Performance graph contained in this Proxy Statement are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporate those items by reference.

Annual Report

     The Company's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended January 29, 2005, including the Company's audited financial statements, is included with this mailing. The Company's Annual Report is also available without cost on the "Investor Information" section of the Company's Internet website at www.oneida.com. A print copy of the Annual Report is also available without cost upon receipt of written request submitted to Oneida Ltd., Investor Relations Department, 163-181 Kenwood Avenue, Oneida, New York 13421.

                                           By Order of the Board of Directors


                                           /s/ CATHERINE H. SUTTMEIER
                                           -------------------------------------
                                           CATHERINE H. SUTTMEIER
                                                   Secretary

Oneida, New York

April 29, 2005

EXHIBIT A

Proposed Amendment to the Certificate of Incorporation of Oneida Ltd. to reduce the minimum required size of the Board of Directors from nine (9) to five (5) directors.

     Article NINTH, SECTION 1 of the Certificate of Incorporation, dealing with the Number, Election and Terms of Directors and specifying the minimum and maximum size of the Company's Board of Directors, is hereby amended to read as follows:

NINTH:
SECTION 1. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be determined at the 2005 Annual Meeting of Stockholders.

EXHIBIT B

Proposed Amendment to the Certificate of Incorporation of Oneida Ltd. to increase the number of authorized Shares of Common Stock to 100,000,000.

     Article Fourth of the Certificate of Incorporation, dealing with the authorized Capital Stock of the Corporation and providing generally that the authorized Capital Stock of the Corporation shall consist of 48,000,000 shares of Common Stock, is hereby amended to read as follows:

FOURTH. The said authorized Capital Stock of the Corporation shall consist of one hundred million (100,000,000) shares designated as Common Stock; with a par value of $1.00 per share; ninety-five thousand six-hundred sixty (95,660) shares designated as 6% Cumulative Preferred Stock, with a par value of $25.00 per share; and one million shares designated as Series Preferred Stock, with a par value of $1.00 per share. No holder of Common Stock shall have, as a matter of right as such holder, any preemptive right to purchase any shares of other securities of the Corporation.

EXHIBIT C

Proposed Amendment to the Certificate of Incorporation of Oneida Ltd. to increase the number of authorized Shares of Series Preferred Stock to 10,000,000.

     Article Fourth of the Certificate of Incorporation, dealing with the authorized Capital Stock of the Corporation and providing generally that the authorized Capital Stock of the Corporation shall consist of 1,000,000 shares of Series Preferred Stock, is hereby amended to read as follows:

FOURTH. The said authorized Capital Stock of the Corporation shall consist of 48,000,000 shares designated as Common Stock; with a par value of $1.00 per share; ninety-five thousand six-hundred sixty (95,660) shares designated as 6% Cumulative Preferred Stock, with a par value of $25.00 per share; and ten million (10,000,000) shares designated as Series Preferred Stock, with a par value of $1.00 per share. No holder of Common Stock shall have, as a matter of right as such holder, any preemptive right to purchase any shares of other securities of the Corporation.

                                                                      Appendix 1

                                                                     0 [GRAPHIC]

                                   ONEIDA LTD.

                           ANNUAL MEETING MAY 25, 2005

           This Proxy is Solicited on Behalf of the Board of Directors

            Annual Meeting of Stockholders ONEIDA LTD. - May 25, 2005

     The undersigned, a holder of Common Stock of ONEIDA LTD., hereby appoints PETER J. MARSHALL, CHRISTOPHER H. SMITH AND TERRY G. WESTBROOK, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 25, 2005 and at any adjournments thereof, hereby revoking any other Proxy heretofore given. A majority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                (Continued and to be signed on the reverse side)

[GRAPHIC]                                                        14475 [GRAPHIC]

                                              ANNUAL MEETING OF STOCKHOLDERS OF

                                                         ONEIDA LTD.

                                                         May 25, 2005

                                                  Please date, sign and mail
                                                    your proxy card in the
                                                  envelope provided as soon
                                                         as possible.

                 [GRAPHIC] Please detach along perforated line and mail in the envelope provided. [GRAPHIC]

[GRAPHIC]

-----------------------------------------------------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------

                                                               |
1. ELECTION of the following nominees as directors for the     | 2. TO VOTE on the proposal to approve    FOR AGAINST ABSTAIN
   terms set forth in the Notice and Proxy Statement dated     |    the amendment to the Oneida Ltd.      [_]   [_]     [_]
   April 25, 2005:                                             |    Certificate of Incorporation to
                                                               |    reduce the minimum required size of
                              NOMINEES:                        |    the Board of Directors from nine to
[_] FOR ALL NOMINEES          [_] H. Rovit                     |    five Directors;
                              [_] T. Westbrook                 |
[_] WITHHOLD AUTHORITY        [_] F. Spivak                    | 3. TO VOTE on the proposal to approve    [_]   [_]     [_]
    FOR ALL NOMINEES          [_] W. Langley                   |    the amendment to the Oneida Ltd.
                              [_] C. Smith                     |    Certificate of Incorporation to
[_] FOR ALL EXCEPT            [_] N. White                     |    increase to 100,000,000 the number of
    (See instructions below)                                   |    authorized shares of Common Stock;
                                                               |
                                                               | 4. TO VOTE on the proposal to approve    [_]   [_]     [_]
                                                               |    the amendment to the Oneida Ltd.
                                                               |    Certificate of Incorporation to
                                                               |    increase to 10,000,000 the number of
                                                               |    authorized shares of Series
                                                               |    Preferred;
                                                               |
                                                               | 5. To act in their discretion on such other matters as may
                                                               |    properly come before said meeting or any adjournment
                                                               |    thereof.
                                                               |
INSTRUCTION: To withhold authority to vote for any individual  | Shares will be voted as specified and where no specification
             nominee(s), mark "FOR ALL EXCEPT" and fill in the | is made the vote of the undersigned will be cast FOR the
             circle next to each nominee you wish to withhold, | election of directors and FOR the proposals outlined in (2),
             as shown here: [X]                                | (3) and (4).
---------------------------------------------------------------|
                                                               | IMPORTANT: Please sign, date, and return this Proxy promptly
                                                               | in the accompanying envelope.
                                                               |
                                                               |
                                                               |
                                                               |
                                                               |
---------------------------------------------------------------|
To change the address on your account, please check the        |
box at right and indicate your new address in the address      |
space above. Please note that changes to the registered    [_] |
name(s) on the account may not be submitted via this           |
method.                                                        |
---------------------------------------------------------------|
                         |                     |       |        |                          |                |       |       |
Signature of Stockholder |                     | Date: |        | Signature of Stockholder |                | Date: |       |
                          ---------------------         --------                            ----------------         -------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[GRAPHIC]                                                                                                           [GRAPHIC]



                         STATEMENT OF DIFFERENCES

The British pound sterling sign shall be expressed as................... 'L'
The section symbol shall be expressed as................................ 'SS'